SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Check the appropriate box:

[ ]     Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]     Definitive Information Statement

                           FITTIPALDI LOGISTICS, INC.
                           --------------------------
                  (Name of Registrant As Specified in Charter)

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
                           FITTIPALDI LOGISTICS, INC.
                         902 Clint Moore Road, Suite 204
                            Boca Raton, Florida 33487


Dear Stockholders:

         We are writing to advise you that Fittipaldi Logistics Inc. will amend (the "Amendment") its Articles of Incorporation increasing the number of authorized shares of common stock from 250,000,000 shares to 750,000,000 shares. This action was approved on January 31, 2007 by our Board of Directors. In addition, our management and certain stockholders who hold a majority in interest of our issued and outstanding voting stock approved this action by written consent in lieu of a special meeting of our stockholders completed on October 5, 2007 in accordance with the relevant sections of the Nevada Revised Statutes.

         As described hereafter, we are taking this action to ensure that we have a sufficient number of authorized but unissued shares of our common stock available to provide for the conversion of our outstanding preferred stock and debentures and for the exercise of our outstanding common stock options and warrants, as well as for further capital raising transactions, acquisitions or for other proper corporate purposes.

         The Amendment will not be effective until after we file it with the Nevada Secretary of State. We intend to file the Amendment 20 days after the date this information statement is first mailed to our stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about November 1, 2007.

         Please feel free to call us at 561-998-7557 should you have any questions on the enclosed information statement. We thank you for your continued interest in Fittipaldi Logistics.

                                          For the Board of Directors of
                                          FITTIPALDI LOGISTICS, INC.


                                          By:  /s/ Frank P. Reilly
                                               --------------------
                                               Frank P. Reilly, CEO

October 31, 2007

                           FITTIPALDI LOGISTICS, INC.
                         902 Clint Moore Road, Suite 204
                            Boca Raton, Florida 33487

                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This information statement is being furnished to the stockholders of Fittipaldi Logistics, Inc. to provide you with information and a description of an action taken by our Board of Directors and by the written consent of the holders of a majority in interest of our issued and outstanding voting stock.

         On January 31, 2007, our Board of Directors unanimously approved the following action, subject to authorization by consent of a majority in interest of our stockholders and fulfillment of our statutory obligations:

Proposal 1:    To approve an amendment to our Articles of Incorporation
               increasing the number of authorized shares of our common stock from 250,000,000 shares to 750,000,000 shares.

         The full text of the Amendment is attached to this information statement as Exhibit A.

         As of October 5, 2007, there were 204,358,922 shares of our common stock and 87,000 shares of our Series Y convertible preferred stock issued and outstanding. The following individuals and entities who collectively owned approximately 51.3% of our voting securities, which exceeds the majority of our outstanding securities entitled to vote on this matter that were required for the adoption of this action, have executed a written consent approving the
Amendment:

                  Stockholder                            No. of Shares Owned
                  -----------                            -------------------

                  Richard Hersh                              17,979,528
                  Michael J. Garnick                         22,133,344
                  The Black Diamond Fund, LLLP               16,000,000
                  Robert F. Green, Jr.                       13,402,141
                  Arthur J. Notini                           12,557,778
                  Carmelo Luppino                             9,201,208
                  Jeffrey L. Zimmerman                        7,703,315
                  Mary Ellen Viola                            6,291,304
                  Chris Bake                                  4,558,722
                  Elisha Lin-Nun Cheung                       3,950,838
                                                            -----------
                                                            113,778,178
                                                            ===========





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
         The increase in the number of our authorized shares of common stock, when implemented, will not change the par value of the common stock, the number of shares of our common stock which were issued and outstanding immediately prior to the Effective Date of the Amendment (as hereinafter defined), the number of authorized shares of our preferred stock or the designations, rights and preferences of our any series of our preferred stock. The additional shares of common stock authorized under the Amendment will be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights to subscribe for additional securities which may be issued by our company.

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

          This information statement is first being mailed on or about November 1, 2007 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                             PRINCIPAL STOCKHOLDERS

         At October 5, 2007, there were 204,358,922 shares of our common stock and 87,000 shares of our Series Y convertible preferred stock issued and outstanding. Our common stock and Series Y convertible preferred stock are our only classes of our voting securities. Each share of common stock has one vote per share, and each share of Series Y convertible preferred stock has 200 votes per share. The following table sets forth, as of October 5, 2007, information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of any class of voting stock;
         -        each director;
         -        each executive officer; and
         -        all executive officers and directors as a group.

          We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from October 5, 2007 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of October 5, 2007 have been exercised or converted.

Name of                        Amount and Nature of      Percentage          Percent of
Beneficial Owner               Beneficial Ownership       of Class       Voting Control (1)
----------------               --------------------      ----------      ------------------
Common Stock:
Richard Hersh (2)                      12,579,528           5.8%               12.8%
Frank P. Reilly (3)                     7,371,952           3.5%                3.2%
All officers and directors
  as a group (two persons) (2,3)       19,951,480           9.0%               15.6%
Michael Garnick (4)                    25,133,344          12.1%               11.2%
Carmelo Luppino (5)                    22,417,875          10.3%                9.5%
Arthur Notini (6)                      21,097,015           9.9%                9.2%
The Black Diamond Fund, LLLP           16,000,000           7.8%                7.2%
The Amber Capital Fund Ltd. (7)        15,995,570           7.4%                6.8%
Robert F. Green, Jr. (8)               14,327,474           7.0%                6.4%
Jeffrey L. Zimmerman (9)               12,136,648           5.8%                5.4%
Chris Bake (10)                        10,800,000           5.0%                4.7%

Series Y Convertible Preferred Stock:
Richard Hersh (2)                          87,000           100%               12.8%
Frank P. Reilly (3)                            --            --                 3.2%
All officers and directors as a
   group (two persons) (2)(3)              87,000           100%               15.6%

* represents less than 1%

(1) Percent of Voting Control is based upon the number of issued and outstanding shares of our common stock and our Series Y Convertible Preferred Stock on October 5, 2007. On that date we had 204,358,922 outstanding shares of common stock with one vote per share and 87,000 shares of Series Y Convertible Preferred Stock with 200 votes per share for an aggregate of 221,758,922 votes.

(2) Mr. Hersh's beneficial ownership includes 11,000,000 shares of common stock underlying a warrant exercisable at $0.025 per share which expires on September 15, 2011 and 1,000,000 shares of common stock underlying Series D convertible preferred stock convertible at $0.025 per share owned my Mr. Hersh's spouse.

(3) Mr. Reilly's beneficial ownership includes 6,000,000 shares of common stock underlying an option exercisable at $0.025 per share which expires on November 16, 2011 and 120,000 shares underlying warrants exercisable at $0.26 per share which expire on March 31, 2008.

4 Mr. Garnick's address is 1590 Stockton Road, Meadowbrook, Pennsylvania 19046. His beneficial ownership includes 3,000,000 shares of common stock underlying warrants exercisable at $0.025 per share which expire on April 10, 2010.

5 Mr. Luppino's address is 77 Sheather Road, Mt. Kisko, New York 10549. His beneficial ownership includes 5,883,333 shares of our common stock underlying warrants exercisable at $0.025 per share expiring on April 10, 2010 and 6,000,000 shares underlying $150,000 of our Series D convertible preferred stock. Mr. Luppino also is the control person of Luppino Landscaping & Masonry, LLC and Triple L Concrete, LLC. The number of shares beneficially owned by Mr. Luppino also includes 666,667 shares underlying a warrant exercisable at $0.025 per share expiring on April 10, 2010 which is held by Luppino Landscaping & Masonry, LLC and 666,667 shares underlying a warrant exercisable at $0.025 per share expiring on April 10, 2010 which is held by Triple L Concrete, LLC.

(6) Mr. Notini's address is 1055 Mammoth Road, Dracut, Massachusetts 01826. His beneficial ownership includes 4,333,333 shares underlying warrants exercisable at $0.05 per share, of which 1,000,000 shares expire on February 28, 2008, 1,333,333 shares expire on October 31, 2008, and 2,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on May 12, 2009, and 4,205,904 shares underlying $101,397 principal amount of our Series B secured convertible debentures, as amended, and $3,751 of accrued interest thereon, at a conversion price of $0.025 per share.

(7) Michael B. Collins is a control person of The Amber Capital Fund Ltd. which is located at 5 Park Road, Hamilton, Bermuda HM09. Its beneficial ownership includes 2,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on February 28, 2008, 1,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on May 3, 2009, 5,000,000 underlying $100,000 principal amount of our Series D convertible debentures assuming a current conversion price of $0.02 per share and 4,172,158 shares underlying $100,000 principal amount of our Series B secured convertible debentures, as amended, and $4,304 of accrued interest thereon, at a conversion price of $0.025 per share.

(8) Mr. Green's address is 607 Dwyer Avenue, Arlington Heights, Illinois 60005. His beneficial ownership includes 200,000 shares of our common stock underlying a warrant exercisable at $0.05 per share expiring on February 2, 2008, 333,333 shares underlying a warrant exercisable at $0.05 per share expiring on October 31, 2008 and 250,000 shares underlying a warrant exercisable at $0.05 per share expiring on April 17, 2009.

(9) Dr. Zimmerman's address is 5102 E. Bluefield Avenue, Scottsdale, Arizona 85254. His beneficial ownership includes 700,000 shares of our common stock underlying warrants exercisable at $0.15 per share expiring on February 2, 2008, 400,000 shares underlying a warrant exercisable at $0.15 per share expiring on July 31, 2008, 1,333,333 shares underlying a warrant exercisable at $0.15 per share expiring on October 31, 2008 and 2,000,000 shares underlying $50,000 of our Series D convertible preferred stock..

(10) Mr. Bake's address is 10300 W. Charleston, Suite 131, #381, Las Vegas, Nevada 89135. His beneficial ownership includes 1,700,000 shares of common stock underlying warrants of which 250,000 are exercisable at $0.05 per share expiring on January 1, 2009, 250,000 are exercisable at $0.05 per share expiring on February 1, 2009 and 1,200,000 are exercisable at $0.05 per share expiring on April 3, 2009. Mr. Bake also is a control person of both C & J Services SW and World Internet Trade Expeditors. C & J Services owns 700,000 shares of common stock and 200,000 shares underlying a warrant exercisable at $0.05 per share expiring on February 28, 2008, 500,000 shares underlying warrants exercisable at $0.05 per share of which 250,000 expire on December 23, 2008, 125,000 expire on January 4, 2009, 50,000 expire on January 20, 2009 and 75,000 expire on February 7, 2009, 1,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on March 31, 2009, 150,000 shares underlying a warrant exercisable at $0.05 per share expiring on April 14, 2009 and 5,750,000 underlying $115,000 principal amount of our Series D 8% unsecured convertible debentures assuming a current conversion price of $0.02 per share. World Internet Trade Expeditors owns 400,000 shares of common stock and 400,000 shares of common stock underlying a warrant exercisable at $.15 per share expiring on February 28, 2008.

                                   PROPOSAL 1
                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO INCREASE THE NUMBER OF OUR AUTHORIZED
                             SHARES OF COMMON STOCK

Purpose of the Amendment
------------------------

         We currently have authorized 250,000,000 shares of common stock, and at October 5, 2007, we had 204,358,922 shares issued and outstanding. In addition, we have reserved an additional approximately 280,180,856 shares of our common stock for possible issuances, including:

         *    2,992,000 shares underlying our Series B Convertible Preferred
              Stock;
         *    83,200 shares underlying our Series C Convertible Preferred Stock,
         *    38,000,000 shares underlying our Series D Convertible Preferred
              Stock;
         *    32,700,000 shares underlying our Series F Convertible Preferred
              Stock;
         *    2,000,000 shares underlying our Series G Convertible Preferred
              Stock;
         *    2,796,000 shares underlying our Series H Convertible Preferred
              Stock;
         *    50,000,000 shares underlying our Series I Convertible Preferred
              Stock;
         *    230,405 shares underlying our Series Y Convertible Preferred
              Stock,
         *    26,249,080 shares underlying outstanding options;
         *    76,566,312 shares underlying outstanding warrants;
         * 319,000 shares reserved for issuance under our stock compensation plan;
         * 2,008,979 shares underlying $537,000 14.25% secured convertible debentures based upon a conversion price of $0.2673 per share;
         * 10,400,000 shares underlying $260,000 14.25% secured convertible debentures, as amended, based upon a conversion price of $0.025 per share;
         * 12,135,880 shares underlying $303,397 Series B secured convertible debentures, as amended, based upon a conversion price of $0.025 per share;
         * 14,000,000 shares underlying $350,000 16% secured convertible promissory notes based upon a conversion price of $0.025 per share;
         * 5,000,000 shares underlying $100,000 8% Series D unsecured convertible debentures, based upon a conversion price of $0.02 per share;
         * 4,000,000 shares underlying $100,000 8% secured convertible promissory note based upon a conversion price of $0.025 per share;
         * 700,000 shares underlying $175,000 8% unsecured convertible promissory note, based upon a conversion price of $0.25 per share;

         We do not presently have a sufficient number of authorized but unissued shares of our common stock to permit the conversion and/or exercise of the foregoing securities. Our Board of Directors has determined that it is in the best interests of our company to increase the number of authorized shares of common stock to an amount sufficient to satisfy our current obligations as well as to provide additional shares which may be used by our Board of Directors in future periods as it deems appropriate or necessary. Following the Effective Date of the Amendment, and assuming we do not issue any additional shares of common stock or securities which are convertible or exercisable into shares of our common stock between October 5, 2007 and the Effective Date of the

Amendment, we will have 265,460,222 additional shares of our common stock that are unissued, unreserved and available for issuance after reserving 280,180,856 shares for issuance upon the conversion or exercise of the foregoing securities.

         The additional shares could be used, among other things, for the declaration of stock splits or stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital, for the expansion of business operations, for the issuance of stock underlying options to be granted under various stock incentive plans or other benefit plans for our employees and non-employee directors, and the issuance of stock underlying warrants to be granted in the future. We will need to raise additional capital during fiscal year 2008 in order to fund our operations. We anticipate that funding will come through the sale of equity securities or securities that are convertible into equity securities. No specific plans or agreements exist at this time with respect to the financing and no assurances can be given that a financing will take place or will be available on terms that are favorable to our company. WE ARE PRESENTLY ENGAGED IN ONGOING DISCUSSIONS AND NEGOTIATIONS, AND EXPECT TO ISSUE SHARES OF OUR COMMON STOCK, AS PART OF CAPITAL RAISING TRANSACTIONS, CONVERSIONS OF OUTSTANDING DEBENTURES AND PROMISSORY NOTES AT CONVERSION PRICES THAT MAY BE LOWER THAN THOSE SPECIFIED IN SUCH DEBENTURES AND NOTES, OR OTHERWISE, AS WELL AS FUTURE ISSUANCES PURSUANT TO OUR COMPENSATION PROGRAMS AND POSSIBLE FUTURE ACQUISITIONS, ALTHOUGH WE PRESENTLY DO NOT HAVE ANY FIRM COMMITMENTS OR DEFINITIVE AGREEMENTS WITH RESPECT TO ANY SUCH POTENTIAL TRANSACTIONS.

         The increase in our authorized common stock from 250,000,000 shares to 750,000,000 shares has important potential dilutive and anti-takeover ramifications because we will have a substantial number of authorized, but unissued and unreserved shares available for issuance by our Board of Directors without stockholder approval. As such, there can be no assurance that our stockholders will not experience immediately, or at any time, dilution in the value of their shares of common stock as a result of additional issuances of common stock.

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

         In addition, although we are not adopting the Amendment with the intent that it be utilized as a type of anti-takeover device, greatly increasing the

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
amount of our authorized common stock can be used as a takeover defense against hostile takeovers. We could, however, use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of our securities) or changes in or removal of our management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. The issuance of a significant amount of additional shares of common stock would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of our company. Similarly, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then-current Board of Directors. However, the Amendment is not part of any present plan to adopt a series of amendments having an anti-takeover effect, and management presently does not intend to propose anti-takeover measures in future proxy solicitations.

         Although the Board of Directors and consenting stockholders are motivated by business and financial considerations in adopting the Amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of our company, and the Board of Directors is not currently aware of any such attempts, stockholders nevertheless should be aware that the Amendment could facilitate our ability to deter or prevent changes of control in the future, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

         In addition, other provisions of our Articles of Incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in our company or impeding changes in our management. Our Articles of Incorporation provide that our Board of Directors may issue, without stockholder approval, up to 1,000,000 shares of preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series, including its voting rights. This type of preferred stock is commonly referred to as "blank check" preferred. As of October 5, 2007 we have issued an aggregate of 204,398,922 shares of common stock and 589,254 shares of blank check preferred stock remain available for designation. Our stockholders do not have cumulative voting rights, and stockholders representing a majority of the shares of voting securities outstanding are entitled to elect all of the directors.

         We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences.

Manner of Effecting the Amendment
---------------------------------

         The Amendment will be effected by the filing of the Amendment with the Secretary of the State of Nevada. The increase in our authorized common stock will become effective on the effective date of that filing (the "Effective Date of the Amendment"). We anticipate that we will file the Amendment with the Secretary of State of Nevada on or about November 19, 2007, which is 20 days after the date this information statement was first mailed to our stockholders.

Appraisal Rights
----------------

         No appraisal rights are available under the Nevada Revised Statutes or under our Articles of Incorporation as a result of the Amendment.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC's at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                  The SEC allows us to "incorporate by reference" information into this information statement. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by this document. This information statement incorporates by reference our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 filed with the SEC on October 15, 2007.


                                    FITTIPALDI LOGISTICS, INC.


                                    By: /s/ Frank P. Reilly
                                        ----------------------------------------
                                        Frank P. Reilly, Chief Executive Officer

                                    EXHIBIT A

                  DEAN HELLER
                  Secretary of State
[SEAL]            204 North Carson Street, Suite 1
                  Carson City, Nevada 89701-4299
                  (775)684-5708
                  Website: secretaryofstate.biz

Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)

Important: Read attached instructions         ABOVE SPACE IS FOR OFFICE USE ONLY
before completing form.

            Certificate of Amendment to Certificate of Incorporation
            --------------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation: Fittipaldi Logistics, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     The number of authorized shares of common stock, par value $0.001, are hereby increased from 250,000,000 shares to 750,000,000 shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted of the amendment is: A majority.

4.   Effective date of filing (optional).

5.   Officer Signature (required): /s/ Frank P. Reilly, Chief Executive Officer
                                   --------------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit proper fees may case this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied                See attached fee schedule.
by appropriate fees. Revised on: 11/03/03    Nevada Secretary of State AM
                                             78.385 Amend 2003